                                  SCHEDULE 14A
                                 (Rule 14a-101)
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
[X] Definitive Proxy Statement            Commission Only
[_] Definitive Additional Materials          (as permitted by Rule 14a-
[_] Soliciting Material Under Rule 14a-12    6(e)(2))


                       --------------------------------
                            ASIAINFO HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)
                       --------------------------------

                                      N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
  (2) Aggregate number of securities to which transaction applies:
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  (4) Proposed maximum aggregate value of transaction:
  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:
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  (3) Filing Party:
  (4)  Date Filed:

                               [LOGO OF ASIAINFO]

                            ASIAINFO HOLDINGS, INC.

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 23, 2002

                               ----------------

                                                                  March 22, 2002

TO THE STOCKHOLDERS OF ASIAINFO HOLDINGS, INC.:

You are cordially invited to attend the Annual Meeting of stockholders (the "Annual Meeting") of AsiaInfo Holdings, Inc., a Delaware corporation ("AsiaInfo"), to be held on Tuesday, April 23, 2002 at 2:00 p.m., local time, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC for the following purposes:

1. To elect three directors to serve for three-year terms to expire at the 2005 Annual Meeting of stockholders and until their successors are duly elected and qualified;

2. To ratify the selection of Deloitte Touche Tohmatsu as the independent auditors of AsiaInfo for the fiscal year ending December 31, 2002; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

This notice of meeting, proxy statement, proxy card and copy of the Annual Report on AsiaInfo's operations during the year ended December 31, 2001 are being distributed on or about March 22, 2002. The foregoing items of business are more fully described in the proxy statement.

Stockholders of record at the close of business on March 1, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of these stockholders will be available for inspection during ordinary business hours at our principal executive offices, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC, from April 14 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote your shares by telephone, the Internet, or by signing and returning the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy. However, if a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the Annual Meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.

                                        By Order of the Board of Directors

                                        /s/ James Ding
                                        _______________________________________
                                                      James Ding
                                         President and Chief Executive Officer

March 22, 2002
Beijing, PRC

                            ASIAINFO HOLDINGS, INC.
                     4th Floor, Zhongdian Information Tower
                          6 Zhongguancun South Street
                                Haidian District
                              Beijing 100086, PRC

                             ---------------------

                                PROXY STATEMENT

                      2002 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

This proxy statement and accompanying proxy are being mailed to stockholders on or about Friday, March 22, 2002, in connection with the solicitation of proxies by the Board of Directors (the "Board") of AsiaInfo Holdings, Inc., a Delaware corporation ("AsiaInfo," the "Company," "we" or "our"), for use at the Annual Meeting of stockholders (the "Annual Meeting") to be held on Tuesday, April 23, 2002 at 2:00 p.m., local time, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. AsiaInfo's principal executive offices are located at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, PRC. AsiaInfo's telephone number at that location is +8610 6250 1658.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

                        Record Date and Share Ownership

Stockholders of record at the close of business on March 1, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 42,693,394 shares of AsiaInfo's common stock ("Common Stock") were issued and outstanding and held of record by approximately 197 registered stockholders.

                 Voting, Solicitation and Revocability of Proxy

Registered stockholders can vote by mail, telephone or the Internet. Telephone voting can be accessed by calling the toll-free number (in the United States only) 1-866-593-3363. Internet voting can be accessed by logging on to the following Internet address: (http://www.proxyvotenow.com/asi). Telephone and Internet voting information is provided on the proxy card. A control number located on the proxy card is designed to verify each stockholder's identity and allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your bank or broker. The availability of telephone or Internet voting will depend on your bank or broker's voting process.

If you do not choose to vote by telephone or the Internet, you may still return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted in favor of proposals 1 and 2. If you vote by telephone or the Internet, it is not necessary to return your proxy card.

You may revoke your proxy at any time before it is voted at the Annual Meeting by casting a different vote by telephone or the Internet, by executing a later-voted proxy by mail, by voting by ballot at the Annual Meeting, or by providing written notice of the revocation to Adams Lin, Corporate Secretary and Legal Counsel of AsiaInfo, at the Company's principal executive offices.

Your vote is important. Accordingly, regardless of whether you plan to attend the Annual Meeting, you are urged to vote by telephone, by the Internet, or by signing and returning the accompanying proxy card. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

In the event that any matter not described in this Proxy Statement properly comes before the Annual Meeting, the proxy holders named in the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment. As of the date of this Proxy Statement, AsiaInfo is not aware of any other matter that might be presented at the Annual Meeting.

Each share of Common Stock outstanding on the Record Date is entitled to one vote. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date, present in person or represented by proxy. Stockholders may withhold authority to vote for one or more of the nominees for director and may abstain on one or more of the other matters that may come before the Annual Meeting. The inspector of election appointed for the Annual Meeting will determine the existence of a quorum and will tabulate the votes cast at the Annual Meeting. Broker non-votes will not be counted in determining the number of votes cast with respect to a proposal. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted by AsiaInfo as present at the Annual Meeting. Abstentions will also be counted by AsiaInfo in determining the total number of votes cast with respect to a proposal (other than the election of directors). If, however, such quorum shall not be present or represented, the stockholders present in person or represented by proxy shall have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting until a quorum shall be present or represented. If a broker indicates on a proxy that such broker does not have discretionary authority to vote on a particular matter, under applicable Delaware law those shares will be counted as present for purposes of determining the presence of a quorum, but will not be counted as votes cast on the matter and will have no effect on the outcome of the vote on such matter.

The cost of soliciting proxies will be borne by AsiaInfo. Proxies may be solicited by certain of AsiaInfo's directors, officers and employees, without additional compensation, in person or by telephone, email or facsimile. In addition, AsiaInfo has retained Morrow & Co., Inc. to assist in such solicitation. The fee to be paid to such firm is not expected to exceed $4,000 plus reasonable out-of-pocket costs and expenses. In addition, AsiaInfo may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

                               TABLE OF CONTENTS

Matters to be Considered at the Annual Meeting.............................   4
Proposal No. 1: Election of Directors......................................   4
 General...................................................................   4
 Nominees for Class III Directors..........................................   4
 Board Meetings and Committees.............................................   5
 Director Compensation.....................................................   5
 Vote Required.............................................................   5
 Recommendation of the Board...............................................   5
Proposal No. 2: Ratification of Appointment of Independent Auditors........   6
 General...................................................................   6
 Audit Fees................................................................   6
 Financial Information Systems Design and Implementation Fees..............   6
 All Other Fees............................................................   6
 Recommendation of the Board...............................................   6
Management.................................................................   7
 Executive Officers........................................................   7
Executive Compensation.....................................................   9
 Summary Compensation Table................................................   9
 Option Grants in Last Fiscal Year.........................................   9
 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
  Values...................................................................  10
 Employment Agreements.....................................................  11
 Pension Plans.............................................................  11
Compensation Committee Report..............................................  11
 Compensation Philosophy and Review........................................  12
 Policy Regarding Section 162(m) of the Internal Revenue Code..............  12
 Base Salaries.............................................................  12
 Long-Term Equity Incentives...............................................  12
 Other Compensation........................................................  13
 Chief Executive Officer Compensation......................................  13
Audit Committee Report.....................................................  13
Compensation Committee Interlocks and Insider Participation................  14
Certain Relationships and Related Transactions.............................  15
 Transactions with China Netcom............................................  15
 Other.....................................................................  16
Stock Price Performance....................................................  16
Security Ownership of Certain Beneficial Owners and Management.............  17
Section 16(a) Beneficial Ownership Reporting Compliance....................  19
Deadline for Receipt of Stockholder Proposals..............................  19
Other Matters..............................................................  19

                          MATTERS TO BE CONSIDERED AT
                               THE ANNUAL MEETING

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

                                    General

The By-Laws of AsiaInfo provide that the authorized number of directors shall consist of no less than three nor more than nine directors. There are presently eight directors divided into three classes: Class I , Class II and Class III. Each class has a three year term. Messrs. James Ding, Alan Bickell and Steve Chang are Class I directors, whose term will expire at the 2003 annual meeting; Messrs. Patrick Keen and Louis Lau are Class II directors, whose term will expire at the 2004 annual meeting; and Messrs. Edward Tian, Chang Sun and Michael Zhao are Class III directors whose term will expire at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, all of whom are presently AsiaInfo directors. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. If stockholders properly nominate persons other than AsiaInfo's nominees for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of AsiaInfo's nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the third annual meeting following his or her election or until his or her earlier resignation or removal. The directors elected this year should continue in office until the 2005 annual meeting. There is no family relationship between any director and any other director or executive officer of AsiaInfo.

                        Nominees for Class III Directors

Certain information regarding the nominees is set forth below:

   Name of Nominee          Age     Principal Occupation       Director Since
   ---------------          ---     --------------------       --------------
                                President and CEO, China
   Edward S. Tian..........  38 Netcom                              1993
                                Managing Director of Warburg
   Chang Sun...............  45 Pincus                              1997
   Michael Zhao............  36 Senior Vice President and           1999
                                General Manager for Network
                                Infrastructure Solutions

Edward S. Tian has served as a member of the board of directors of AsiaInfo since our inception. Dr. Tian is the President and CEO of China Netcom Corporation ("China Netcom"), a position he has held since June 1999. China Netcom is a facilities-based broadband telecommunications operator in China, providing Internet broadband access and integrated telecom services to residential and corporate customers. Prior to joining China Netcom, he and James Ding co-founded AsiaInfo in Dallas, Texas in 1993 and Dr. Tian served as AsiaInfo's President through May 1999. Dr. Tian has a Master of Science degree from the Graduate School of the Chinese Academy of Science in Beijing and a Ph.D. in Environmental Management from Texas Tech University.

Chang Sun has served as a member of the board of directors of AsiaInfo since December 1997. Mr. Sun has been a Managing Director of Warburg Pincus, a major shareholder and affiliate of AsiaInfo, since 1995. Warburg Pincus is in the business of managing private equity and venture capital funds. Prior to that position, he was an Executive Director of Goldman Sachs (Asia) LLC. Mr. Sun holds a B.A. from the Beijing Foreign Language University, a Master of Arts degree from the Joseph Lauder Institute of International Management at the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania.

Michael Zhao has served as a member of the board of directors of AsiaInfo since 1999 and has been our Senior Vice President and General Manager for Network Infrastructure Solutions since January 2001. He served as Senior Vice President and Chief Strategy Officer between January 1997 and January 2001. He was our General Manager from October 1996 to December 1997 and our Deputy Chief Engineer from February 1996 to January 1997. Mr. Zhao holds a Ph.D. in engineering from the State University of New York at Buffalo, which he received in 1994 and an M.B.A. from Rutgers, the State University of New Jersey, which he received in 2000.

For information on our Class I and Class II directors, please see the Management Section beginning on page 7 of this proxy statement.

                         Board Meetings and Committees

The Board held four regular meetings during the fiscal year ended December 31, 2001, and acted eight times by unanimous written consent. The Board has an audit committee, a compensation committee and a finance committee. The Board does not have a nominating committee.

   Audit Committee           Compensation Committee                 Finance Committee
   ---------------           ----------------------                 -----------------
   Patrick L. Keen           Alan D. Bickell                        Chang Sun
   Alan D. Bickell           Patrick L. Keen                        Alan Bickell
   Louis Lau                 Chang Sun

The Audit Committee. The audit committee currently consists of Messrs. Keen (Chair), Bickell and Lau, all independent directors. The audit committee held four meetings during the last fiscal year. The audit committee makes recommendations to the Board regarding the selection of independent accountants, reviews the results and scope of audit and other services provided by our independent accountants and reviews and evaluates our audit and control functions.

The Compensation Committee. The compensation committee currently consists of Messrs. Bickell (Chair), Keen and Sun. The compensation committee held three meetings during the last fiscal year. The compensation committee administers AsiaInfo's stock option plans and makes decisions concerning salaries and incentive compensation for AsiaInfo's employees.

The Finance Committee. The finance committee consists of Messrs. Sun (Chair) and Bickell. The finance committee held two meetings during the last fiscal year. The finance committee makes recommendations to the Board with respect to AsiaInfo's capital position and financing requirements.

During the year 2001, each director attended 75% or more of the meetings of the Board and of the committees of the Board on which the director served during the period for which he was a director or committee member, respectively.

                             Director Compensation

In 2001, each non-executive director was entitled to receive an annual retainer of $10,000 and a fee of $1,000 for each Board meeting attended. However, the non-executive directors waived their rights to receive the $10,000 annual retainers and the $1,000 per meeting fee for 2001.

AsiaInfo also grants stock options to its non-executive directors, beginning with initial grants of 20,000 options to each non-executive director, vesting over four years on an annual schedule of 25%, 25%, 25% and 25%. During the last two years of the vesting schedule, the options vest quarterly. Each year, we grant new options to our non-executive directors as their options vest, so that the unvested portion of each non-executive director's options is maintained at 20,000.

                                 Vote Required

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                          Recommendation of the Board

The Board recommends that the stockholders vote "FOR" the election of each of the nominees listed above.

                                PROPOSAL NO. 2:
                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

                                    General

The Board has selected the firm of Deloitte Touche Tohmatsu as AsiaInfo's independent auditors to audit the financial statements of AsiaInfo for the fiscal year ending December 31, 2002, and recommends that stockholders vote for ratification of this appointment. Deloitte Touche Tohmatsu has audited AsiaInfo's financial statements since the Company's inception in 1993. Representatives of Deloitte Touche Tohmatsu are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte Touche Tohmatsu as AsiaInfo's independent auditors is not required by AsiaInfo's By-Laws or otherwise. However, the Board is submitting the selection of Deloitte Touche Tohmatsu to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of AsiaInfo and its stockholders.

                                   Audit Fees

The aggregate fees billed by Deloitte Touche Tohmatsu for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $269,000.

          Financial Information Systems Design and Implementation Fees

Deloitte Touche Tohmatsu billed no fees for services rendered to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

                                 All Other Fees

The aggregate fees for all other services rendered by Deloitte Touche Tohmatsu during the fiscal year ended December 31, 2001, were approximately $926,000. This amount includes $851,000 for tax planning and compliance services, $40,000 for due diligence services performed in connection with the Company's acquisition of Bonson Information Technology Holdings Limited and $35,000 for certain consultative services.

                          Recommendation of the Board

The Board recommends that the stockholders vote "FOR" the ratification of the appointment of Deloitte Touche Tohmatsu as AsiaInfo's independent auditors for the fiscal year ending December 31, 2002.

                                   MANAGEMENT

                               Executive Officers

The following table sets forth certain information with respect to our current directors and executive officers:

Board of Directors       Age Position
------------------       --- --------
Louis Lau...............  66 Chairman of the Board and Board Member
James Ding..............  36 President, Chief Executive Officer and Board Member
Michael Zhao............  36 Senior Vice President, General Manager for Network Infrastructure
                             Solutions and Board Member
Alan D. Bickell.........  65 Board Member
Steve Chang.............  47 Board Member
Patrick L. Keen.........  52 Board Member
Chang Sun...............  45 Board Member
Edward S. Tian..........  38 Board Member
Executive Officers       Age Position
------------------       --- --------
James Ding..............  36 President and Chief Executive Officer
Ying Han................  47 Executive Vice President and Chief Financial Officer
Michael Zhao............  36 Senior Vice President and General Manager for Network Infrastructure
                             Solutions
Steve Zhang.............  38 Senior Vice President and General Manager for Operation Support
                             System Solutions
Fan Bao.................  31 Chief Strategy Officer and Senior Vice President for Business
                             Development
Yuanqin Gu..............  41 Vice President and General Manager for Service Application Solutions

For a biographical summary of Edward S. Tian, Chang Sun and Michael Zhao, see the section headed "Election of Directors" on pages 4-5 of this proxy statement.

Louis Lau has served as our Chairman of the Board since our inception. Mr. Lau has been President of Louis Lau Investments, a commercial real estate firm, since 1987. He has held a variety of positions in the commercial real estate and management business in Texas since 1973. Mr. Lau served as a special U.S. Department of Commerce invitee and advisor to the 1998 U.S. Computer Industry Trade Mission to China and as a special U.S. Department of Commerce advisor at China Computerworld Expo 1998 in Beijing. He is presently a member of the Trade Services Committee of the Greater Dallas Chamber of Commerce. Mr. Lau received a Master of Science degree in biology from Texas Southern University in 1968 and a Bachelor of Science degree in chemistry from Mississippi College in 1965.

James Ding has served as our Chief Executive Officer since May 1999 and has served as a member of the board of directors of AsiaInfo since our inception. He was also our Senior Vice President for Business Development and Chief Technology Officer from 1997 to 1999. Prior to that, Mr. Ding was our Senior Vice President and Chief Technology Officer from 1993 to 1997. Mr. Ding received a Master of Science degree in information science from the University of California at Los Angeles in 1990.

Alan D. Bickell has served as a member of the board of directors of AsiaInfo since March 1999. Mr. Bickell retired in November 1999 as corporate senior vice president of Hewlett-Packard Company and managing director of Geographic Operations, a position he had held since 1992. Mr. Bickell originally joined Hewlett-Packard in 1964. He is a member of the board of directors of Power Integrations, Inc. and Junior Achievement International. Mr. Bickell is a member of the board of directors of the Peking University Foundation (USA) and, in 1998, became an advisory Professor at Beijing University. He holds a degree in marketing and finance from Menlo College and an M.B.A. from Santa Clara University.

Steve Chang has served as a member of the board of directors of AsiaInfo since October 2001. Mr. Chang is the President and CEO of Trend Micro, Inc., a network antivirus and Internet content security software and services company. He holds a B.S. in Applied Mathematics from Fu-Zen Catholic University in Taiwan and an M.S. in Computer Science from Lehigh University.

Patrick L. Keen has served as a member of the board of directors of AsiaInfo since January 1999. Mr. Keen is a partner of the ChinaVest Group, a major shareholder and affiliate of AsiaInfo, and has been with the firm since 1981. The ChinaVest Group provides long term investment capital and management experience to growing companies doing business in or with China, Hong Kong and Taiwan. Mr. Keen received both a bachelor's and master's degree in Business Administration from the University of Texas at Austin.

Ying Han has been our Executive Vice President and Chief Financial Officer since June 1998. Ms. Han was Chief Controller and Business Development Director from 1996 to June 1998 of Hewlett-Packard (China), their Finance Manager from 1993 to 1996 and their Service Business Administration Manager from 1990 to 1993. Ms. Han received a college degree in Western Accounting from Xiamen University in 1985.

Steve Zhang is our Senior Vice President and General Manager for Operation Support System Solutions. He served as our Vice President for Software from December 1999 to January 2001, responsible for overseeing AsiaInfo's software development efforts and management of AsiaInfo's software division. From 1989 to 1999, Mr. Zhang has held senior project management and technical positions in several successful Silicon Valley companies including Blue Martini Software, Inc., Hyperion Solutions, Inc., Arbor Software, Versant Object Technology, Inc. and Sun Microsystems. From September 1997 to June 1999, he was a development manager and senior development manager at Hyperion Solutions, Inc. and from March 1994 to October 1995, he served as Development Manager at Versant Object Technology, Inc. Mr. Zhang earned his Master of Science degree in computer science from Rice University and a doctorate in information science from the University of Pisa, Italy.

Fan Bao is our Chief Strategy Officer and Senior Vice President for Business Development, responsible for origination, structuring and execution of acquisitions, joint ventures, strategic alliances and partnerships. Mr. Bao has been with AsiaInfo since April 2000. Prior to that time, Mr. Bao was an investment banker for seven years with Morgan Stanley and Credit Suisse First Boston focusing on mergers and acquisitions and corporate finance transactions in the technology and telecom sectors. Mr. Bao studied at Fudan University and holds a Master of Science degree from the Norwegian School of Management.

Yuanqin Gu is our Vice President and General Manager for Service Application Solutions. He served as our Vice President for Software from January 2001 to December 2001. From November 1997 to December 2000, Mr. Gu was the Chief of our South China operations. He has also held senior positions at Guangdong Xinda High Technology Corporation from 1992 to 1997. Mr. Gu holds a B.S. in Physics from the South Normal University of China and a computer science specialty junior college degree from the Science and Technology Cadre Institute of Guangdong.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation earned for services rendered to AsiaInfo in all capacities for the fiscal years ended December 31, 2000 and 2001, by AsiaInfo's Chief Executive Officer and its four next most highly compensated executive officers for the fiscal year ended December 31, 2001 (collectively, the "Named Executive Officers"):

                           Summary Compensation Table

                                                                      Long-Term
                                                                     Compensation
                                     Annual Compensation                Awards
                          ------------------------------------------ ------------
                                                                      Securities
Name and Principal                                    Other Annual    Underlying        All Other
Position                  Year Salary ($) Bonus ($) Compensation ($) Options (#)  Compensation ($)(/1/)
------------------        ---- ---------- --------- ---------------- ------------ ---------------------
James Ding, President
 and Chief Executive      2001  145,000    40,185        24,399             --           13,473
 Officer................  2000  145,000    31,598        24,000             --           14,412
Ying Han, Executive Vice
 President and Chief      2001  148,795    40,769        20,129        100,000            7,857
 Financial Officer......  2000  148,795    40,531        12,853         55,000            4,525
Michael Zhao, Senior
 Vice President and
 General Manager for
 Network Infrastructure   2001  145,000    49,661        31,304        230,000           14,702
 Solutions..............  2000  145,000    31,598        24,000             --           14,352
Steve Zhang, Senior Vice
 President and General
 Manager for Operation
 Support System           2001  141,250    23,175        31,105         80,000           13,027
 Solutions..............  2000  130,000    36,000        24,000        180,000           11,232
Fan Bao, Chief Strategy
 Officer and Senior Vice
 President for Business   2001  150,000    27,399        44,047         80,000           6 ,429
 Development............  2000  150,000    30,000        35,000        250,000            1,470

--------
(1) This compensation consists of contributions by the Company for pension, life insurance and health insurance benefits.

                       Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended December 31, 2001. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent AsiaInfo's estimate of its future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our Common Stock.

                                                                             Potential Realizable
                                                                               Value at Assumed
                                                                             Annual Rates of Stock
                                                                            Price Appreciation for
                                    Individual Grants                            Option Terms
                         ---------------------------------------            -----------------------
                          Number of
                          Securities  Percent of Total
                          Underlying  Options Granted  Exercise
                           Options    to Employees in    Price   Expiration
Name                     Granted (#)  Fiscal Year (%)  ($/share)    Date      5%($)       10%($)
----                     ------------ ---------------- --------- ---------- ---------- ------------
James Ding..............           --        --             --          --          --           --
Ying Han................  40,000(/1/)       1.6           9.25   1/16/2011     232,691      589,685
                          60,000(/2/)       2.4          9.625    4/4/2011     363,187      920,386
Michael Zhao............ 150,000(/3/)       6.1           8.00    1/4/2011     693,590    1,815,226
                          40,000(/1/)       1.6           9.25   1/16/2011     232,691      589,685
                          40,000(/4/)       1.6          9.625    4/4/2011     242,124      613,591
Steve Zhang.............  40,000(/1/)       1.6           9.25   1/16/2011     232,691      589,685
                          40,000(/4/)       1.6          9.625    4/4/2011     242,124      613,591
Fan Bao.................  40,000(/1/)       1.6           9.25   1/16/2011     232,691     589, 685
                          40,000(/4/)       1.6          9.625    4/4/2011     242,124      613,591

--------
(1) 25% of the stock options vest on each of the first and second anniversaries of the grant date, January 16, 2001. Beginning on April 17, 2003, the remaining 20,000 stock options vest on a schedule of 2,500 stock options per quarter. The potential realizable value of the stock options is calculated using the closing market price of AsiaInfo's Common Stock on the grant date, $9.25 per share.
(2) 25% of the stock options vest on each of the first and second anniversaries of the grant date, April 4, 2001. Beginning on July 5, 2003, the remaining 30,000 stock options vest on a schedule of 3,750 stock options per quarter. The potential realizable value of the stock options is calculated using the closing market price of AsiaInfo's Common Stock on the grant date, $9.625 per share.
(3) 25% of the stock options vest on each of the first and second anniversaries of the grant date, January 4, 2001. Beginning on April 5, 2003, the remaining 75,000 stock options vest on a schedule of 9,375 stock options per quarter. The potential realizable value of the stock options is calculated using the closing market price of AsiaInfo's Common Stock on the grant date, $7.75 per share.
(4) 25% of the stock options vest on each of the first and second anniversaries of the grant date, April 4, 2001. Beginning on July 5, 2003, the remaining 20,000 stock options vest on a schedule of 2,500 stock options per quarter. The potential realizable value of the stock options is calculated using the closing market price of AsiaInfo's Common Stock on the grant date, $9.625 per share.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

The following table sets forth information concerning option exercises and option holdings for each of the Named Executive Officers during the fiscal year ended December 31, 2001. The numbers in the columns titled "Value Realized" and "Value of Unexercised In-the-Money Options at December 31, 2001" are based on the fair market value of our Common Stock on December 31, 2001, $17.42, less the option exercise price payable for such shares.

                                                  Fiscal Year End Options Values
                         --------------------------------------------------------------------------------
                                                        Number of Securities      Value of Unexercised
                                                       Underlying Unexercised    In-the-Money Options at
                                                             Options at             December 31, 2001
                            Shares                      December 31, 2001 (#)           ($)(/2/)
                         Acquired on       Value      ------------------------- -------------------------
Name                     Exercise (#) Realized $(/1/) Exercisable Unexercisable Exercisable Unexercisable
----                     ------------ --------------- ----------- ------------- ----------- -------------
James Ding..............        --              --     1,095,000          --    15,623,400           --
Ying Han................    80,000       1,143,820        57,000     309,000       472,300    2,810,050
Michael Zhao............    70,000       1,044,400       330,000     230,000     4,413,600    2,051,600
Steve Zhang.............    24,000         235,680        66,000     290,000       385,080    1,793,840
Fan Bao.................        --              --        87,500     242,500       194,075      999,025

--------
(1) This value is based on the closing market price of AsiaInfo's Common Stock on the date of exercise of shares covered by the options exercised, less the option exercise price.
(2) Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

                             Employment Agreements

We have entered into two-year employment agreements with James Ding, our President and Chief Executive Officer, Ying Han, our Executive Vice President and Chief Financial Officer, Michael Zhao, our Senior Vice President and General Manager for Network Infrastructure Solutions, Steve Zhang, our Senior Vice President and General Manager for Operation Support System Solutions, and Fan Bao, our Chief Strategy Officer and Senior Vice President for Business Development, which provide for annual base salaries of $145,000, $148,795, $145,000, $145,000 and $150,000, respectively. The agreements terminate on January 1, 2004, January 1, 2004, January 4, 2003, January 1, 2004 and March 9, 2004, respectively.

On October 17, 2000, the compensation committee of the Board adopted a resolution on severance policy for departing members of AsiaInfo's senior management. In the event that AsiaInfo terminates an employee at the level of senior vice president or above without cause, the employee will receive severance pay equal to one month's base salary for each year he or she has been employed by AsiaInfo, or six month's base salary, whichever is greater. In addition, the employee will have 120 days to exercise his or her vested options. Unvested options are forfeited. Notwithstanding the foregoing, pursuant to a resolution of the Board in 1998, in the event that the employment of James Ding or Michael Zhao is terminated, they will be entitled to severance pay equal to at least 12 month's base salary and immediate vesting of all options granted prior to the date of the resolution.

Each of the Named Executive Officers has entered into a non-compete agreement with AsiaInfo, pursuant to which they are prevented from engaging in any commercial activity in competition with AsiaInfo for two years after the termination of their employment. In addition, they are required to disclose all their patent and copyright applications to AsiaInfo during their employment and within one year after the termination of their employment.

                                 Pension Plans

For the benefit of employees who are citizens or lawful permanent residents of the United States, AsiaInfo has adopted a Simplified Employee Pension Plan (the "Plan"). The Plan covers employees who have worked at AsiaInfo for at least six months. The Company makes monthly contributions under the Plan in amounts equal to 5% of each covered employee's monthly salary. The contributions are deductible by the Company and are not taxable to the employees. Withdrawals are taxable as ordinary income, and withdrawals before age 59 1/2 may be subject to tax penalties.

In 2001, the Company contributed approximately $62,067 to all the employees covered by the Plan. With respect to the Named Executive Officers, AsiaInfo contributed approximately $6,021, $7,250 and $6,146 on behalf of each of James Ding, Michael Zhao and Steve Zhang, respectively.

                         COMPENSATION COMMITTEE REPORT

The compensation committee currently consists of Messrs. Bickell (Chair), Keen and Sun, all of whom are independent directors of AsiaInfo. The compensation committee reviews and recommends to the Board the compensation and benefits of all officers of AsiaInfo and establishes and reviews general policies relating to compensation and benefits of employees of AsiaInfo. The following is the report of the compensation committee describing compensation policies and rationale applicable to AsiaInfo's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 2001. The information contained in this report, shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that AsiaInfo specifically incorporates such information by reference in such filing.

                       Compensation Philosophy and Review

Our executive compensation program is generally designed to align the interests of our executives with the interests of our stockholders and to reward our executives for achieving corporate and individual objectives. The executive compensation program is also designed to attract and retain the services of qualified executives in the highly competitive telecommunications software and services marketplaces. Executive compensation currently consists of a base salary, long-term equity incentives, and other compensation and benefit programs generally available to other employees.

          Policy Regarding Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company's Chief Executive Officer or any of the four most highly compensated executive officers. Certain performance-based compensation, however, is exempt from the deduction limit.

It is the compensation committee's intention that, so long as it is consistent with its overall compensation objectives and philosophy, executive compensation will be deductible for federal income tax purposes. AsiaInfo's stock option plans have been structured so that any taxable compensation derived pursuant to the exercise of options granted under such plans should not be subject to these deductibility limitations.

The compensation committee has considered the potential impact of Section 162(m) of the Code on the compensation paid to AsiaInfo's executive officers.

                                 Base Salaries

Base salary levels for the President and Chief Executive Officer and other executive officers are intended to compensate executives competitively within the high-technology marketplace. Base salaries are determined on an individual basis by evaluating each executive's scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. The compensation committee also takes into account AsiaInfo's financial performance during the previous fiscal year, including revenue growth, net income growth, operational cash flow and Common Stock performance. Base salaries for executives are reviewed annually by the compensation committee.

                          Long-Term Equity Incentives

AsiaInfo provides long-term equity incentives to its executive officers and to all other employees through the grant of stock options under its stock option plans. The purpose of granting stock options is to create a direct link between compensation and the long-term performance of AsiaInfo. Stock options are generally granted at an exercise price equal to 100% of the fair market of AsiaInfo's Common Stock on the date of grant, have a ten year term and generally vest over a four year period. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of AsiaInfo's Common Stock, this portion of the executives' compensation is aligned with an increase in stockholder value. The primary stock options granted to executive officers are generally in conjunction with the executive officer's acceptance of employment with AsiaInfo. When determining the number of stock options to be awarded to an executive officer, the compensation committee considers the executive's current contribution to AsiaInfo's performance, the executive officer's anticipated contribution in meeting AsiaInfo's long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock option grants made by other information technology companies. The compensation committee also reviews stock option levels for executive officers at the beginning of each fiscal year in light of long term strategic and performance objectives and each executive's current and anticipated contributions to AsiaInfo's future performance. In 2001, the compensation committee recommended (and the full Board granted) stock option grants for the Named Executive Officers representing the right to acquire an aggregate of 490,000 shares of Common Stock. These options vest according to the schedules described in the table detailing the stock options granted to the Named Executive Officers on page 10 of this proxy statement.

                               Other Compensation

AsiaInfo's executive officers are also eligible to participate in benefit programs generally available to other employees. In addition, from time to time, executive officers have received sign-on bonuses or other bonuses based on extraordinary effort.

                      Chief Executive Officer Compensation

James Ding is President and Chief Executive Officer. The compensation committee reviews Mr. Ding's compensation annually using the same criteria and policies as are employed for other executive officers.

       Submitted by the Compensation Committee of the Board of Directors

                                Alan D. Bickell
                                Patrick L. Keen
                                   Chang Sun

                             AUDIT COMMITTEE REPORT

The audit committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The audit committee currently consists of Messrs. Keen (Chair), Bickell and Lau, all independent directors.

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with our management, has discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), has received the written disclosures required by Independent Standards Board No. 1 (Independence Discussions with Audit Committees) and has discussed with our independent auditors their independence. The audit committee has also considered whether the provision of non-audit services by our auditor is compatible with maintaining our auditors' independence. The Board adopted the written charter of our audit committee in November 1999.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K.

           Submitted by the Audit Committee of the Board of Directors

                                Patrick L. Keen
                                Alan D. Bickell
                                   Louis Lau

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Keen, Sun and Bickell served as members of the compensation committee of our Board during 2001. None of these individuals was an officer or employee of AsiaInfo during 2001. No member of the compensation committee serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or compensation committee. See the section titled "Certain Relationships and Related Transactions--Other" on page 16 for a description of a transaction between AsiaInfo and ChinaPalmInfo Holdings Co., Ltd. in which ChinaVest V LLC, a limited liability company in which Mr. Keen serves as a principal, had an indirect interest.

Mr. Ding participates in the discussions and decisions regarding salaries and incentive compensation for all of our executive officers, except that Mr. Ding is excluded from discussions regarding his own salary and incentive compensation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                         Transactions with China Netcom

Edward Tian has served as a member of the Board of AsiaInfo since our inception and is the beneficial owner of approximately 14.4% of our Common Stock. In June 1999, he became President and Chief Executive Officer of China Netcom. Prior to joining China Netcom, Dr. Tian and James Ding co-founded AsiaInfo in Dallas, Texas in 1993, and Dr. Tian served as AsiaInfo's President until May of 1999. Along with China Telecommunications Corporation, China United Telecommunications Corporation and China Mobile Communications Corporation, China Netcom is one of the largest providers of telecommunications and Internet services in China. Like most of the other major participants in that industry, China Netcom has entered into contracts with AsiaInfo for systems integration and software products. In 2001, those agreements included the following:

.. In April 2001, we entered into a contract to provide China Netcom with hardware products and related services in connection with its Beijing and Shanghai access networks. Our expected revenues from this contract, net of hardware costs, are approximately $63,000.

.. In May 2001, we entered into a contract to provide China Netcom with hardware products and related services in connection with the construction of its transmission network for three main cities in Shandong province, which will strengthen China Netcom's Internet infrastructure in the region and expand its backbone capacity. Our expected revenues from this contract, net of hardware costs, are approximately $711,000.

.. In August 2001, we entered into a contract to provide China Netcom with hardware products and related services in connection with the construction of its transmission network for the Yangtze River Delta area, which will strengthen China Netcom's Internet infrastructure in the region and expand its backbone capacity. Our expected revenues from this contract, net of hardware costs, are approximately $382,000.

.. In September 2001, we entered into a contract with China Netcom to construct the access network for its wireless LAN billing systems. We will also provide China Netcom with our customer care and billing software for this network. Our expected revenues from this contract, net of hardware costs, are approximately $235,000.

.. In November 2001, we entered into a contract to provide China Netcom with hardware products and related services in connection with the construction of its transmission network for the Zhu River Delta area, which will strengthen China Netcom's Internet infrastructure in the region and expand its backbone capacity. Our expected revenues from this contract, net of hardware costs, are approximately $639,000.

.. In December 2001, we entered into a contract with China Netcom to construct its unified billing system. Our expected revenues from this contract, net of hardware costs, are approximately $378,000.

.. In December 2001, we entered into a contract to provide China Netcom with operation support system solutions for its Chongqing broadband network. Our expected revenues from this contract, net of hardware costs, are $209,000.

.. In December 2001, we entered into a contract to provide China Netcom with a billing and accounting system in connection with its broadband telephony services. We will also provide China Netcom with our convergent billing software, AsiaInfo Convergent Billing System. Our expected revenues from this contract, net of hardware costs, are $200,000.

.. In December 2001, we entered into an agreement to provide China Netcom with our billing software products, AsiaInfo Online Billing System and AsiaInfo Convergent Billing System, in connection with its broadband network in the province of Guangdong. Our expected revenues from this contract, net of hardware costs, are approximately $100,000.

.. In addition to the above agreements, we entered into two supplementary equipment agreements with China Netcom during 2001. Our expected revenues from these contracts, net of hardware costs, are approximately $99,000 in the aggregate.

Each of the foregoing transactions was an arm's-length, negotiated transaction on terms that we believe are no less favorable than terms we would have received from an unrelated party. We will continue to recognize revenues from the foregoing contracts in the current fiscal year, and anticipate that we will enter into additional contracts with China Netcom in the current fiscal year and future fiscal years.

                                     Other

On January 17, 2001, AsiaInfo purchased a convertible promissory note in the principal amount of $750,000 from ChinaPalmInfo Holdings Co., Ltd. ("ChinaPalmInfo"), an early-stage information technology company based in Beijing, China. At the time of AsiaInfo's purchase of the convertible note, ChinaVest V LP held a convertible promissory note issued by ChinaPalmInfo in a principal amount of $500,000. Patrick L. Keen, a member of our Board, is a partner of the ChinaVest Group and a principal of ChinaVest V LLC, the general partner of ChinaVest V LP. Our purchase of a convertible promissory note from ChinaPalmInfo was an arm's-length, negotiated transaction, and Mr. Keen did not participate in the negotiation or approval of the transaction.

                            STOCK PRICE PERFORMANCE

The following graph shows a comparison of cumulative total stockholder returns for AsiaInfo's Common Stock, the JP Morgan H&Q Technology Index and the Nasdaq Stock Market Index for U.S. and foreign companies. The graph assumes the investment of $100 on March 2, 2000, the date of AsiaInfo's initial public offering./1/ The data regarding AsiaInfo assumes an investment at the initial public offering price of $24.00 per share of AsiaInfo's Common Stock. The performance shown is not necessarily indicative of future performance.

                                                     JPMorgan H&Q         The NASDAQ Stock Market
      Date              AsiaInfo Holdings, Inc.    Technology Index     (U.S. and Foreign Companies)
      ----              -----------------------    ----------------     ----------------------------
      03/02/2000                 100.000               100.000                  100.000
      03/31/2000                 252.083                92.240                   95.858
      06/30/2000                 186.208                82.851                   83.091
      09/30/2000                  78.917                81.344                   76.738
      12/31/2000                  39.083                52.861                   51.401
      03/31/2001                  50.542                36.965                   38.216
      06/30/2001                  82.292                41.206                   44.926
      09/30/2001                  49.542                26.989                   31.102
      12/31/2001                  72.583                36.538                   40.525

/1/ The graph is based on an initial stock price of $24 per share, the price at which the Common Stock was offered in our initial public offering; the last sale price on the Nasdaq National Market on the first day of trading, March 3, 2000, was $99.5625.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of February 25, 2002 of (i) each person (including any "group" as that term is used in section 13(d)(3) of the Exchange
Act) known to AsiaInfo to beneficially own more than 5% of our Common Stock,
(ii) each director or director nominee of AsiaInfo, (iii) each executive officer of AsiaInfo, and (iv) all directors and executive officers of AsiaInfo as a group.

                                                   Common Stock
                                      ---------------------------------------
                                         Number of Shares
Name of Beneficial Owner(/1/)         Beneficially Held(/2/) Percent of Class
-----------------------------         ---------------------- ----------------
Warburg Pincus Ventures, L.P.(/3/)...        4,025,105
Warburg Pincus Ventures
 International, L.P.(/3/)............        4,025,105
 12/F St. George's Building, 2 Ice
 House
 Street, Central, Hong Kong
Subtotal.............................        8,050,210             18.9%
ChinaVest IV, L.P.(/4/)..............        4,127,516
ChinaVest IV-A, L.P.(/4/)............          475,147
ChinaVest IV-B, L.P.(/4/)............          196,779
 c/o ChinaVest Ltd.
 Dina House, 19/F, 11 Duddell Street,
 Central,
 Hong Kong
Subtotal.............................        4,799,442             11.2%
Capital Group International,
 Inc.(/5/)...........................        2,514,000             5.9%
 11100 Santa Monica Boulevard
 Los Angeles, California 90025
 USA
James Ding(/6/)......................        5,839,908             13.3%
Fan Bao(/7/).........................          237,500              *
Alan D. Bickell(/8/).................          139,400              *
Chang Sun(/9/).......................            5,000              *
Steve Zhang(/10/)....................           98,000              *
Ying Han(/11/).......................           87,000              *
Michael Zhao(/12/)...................          643,380             1.5%
Louis Lau(/13/)......................        1,913,029             4.5%
Patrick L. Keen(/14/)................            5,000              *
Steve Chang..........................               --              --
Edward S. Tian(/15/).................        6,362,450             14.4%
Yuanqin Gu(/16/).....................           41,550              *
All directors and executive officers
 as a group (12 persons).............       15,372,217             33.4%

--------
*  Less than 1% of the outstanding common stock.

(1) Unless otherwise noted above, the address for each of the beneficial owners is c/o AsiaInfo Holdings, Inc., 4/F Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, PRC.

(2) This table is based on information supplied by executive officers, directors and stockholders of AsiaInfo and on Schedules 13D or 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after February 25, 2002 are deemed beneficially owned and outstanding, but such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3) Voting and investment control over the shares of Common Stock owned by Warburg Pincus Ventures, L.P. and Warburg Pincus Ventures International, L.P. is held by Warburg, Pincus & Co., the corporate general partner and investment manager of both limited partnerships, and not by any single individual.

(4) Voting and investment control over the shares of Common Stock owned by ChinaVest IV, L.P. and ChinaVest IV-A, L.P. are held by their general partner, ChinaVest Partners IV, a Delaware general partnership, and not by any single individual. Voting and investment control over the shares of Common Stock owned by ChinaVest IV-B, L.P. is held by its general partner and investment manager, ChinaVest Management Limited, a Bermuda company, and not by any single individual.

(5) According to a Schedule 13G filed jointly by Capital Group International, Inc., a California company ("CGI"), and Capital International, Inc., a California company ("CI") on February 11, 2002, CGI is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power of 2,514,000 shares of AsiaInfo's Common Stock. This figure includes 2,460,800 shares, representing 5.8% of AsiaInfo's Common Stock, held by CI, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, and a wholly-owned subsidiary of CGI. CI is deemed to be the beneficial owner of 2,460,800 shares as a result of acting as investment adviser to various investment companies and institutional accounts. CGI and CI each disclaims beneficial ownership of any of these shares pursuant to Rule 13d-4 under the Exchange Act.

(6) Includes 1,200,000 shares held by AIFF Associates LLC, a Delaware limited liability company of which Mr. Ding is a member; 1,120,000 shares held in a grantor retained annuity trust for the benefit of Mr. Ding and his family; 1,120,000 shares held in grantor retained annuity trust for the benefit of Nina Ding; and 6,000 shares held in a revocable trust for the benefit of Rene Ding; 600,000 shares held by Nina Ding; and options to acquire beneficial ownership of 1,095,000 shares that are currently exercisable or will become exercisable within 60 days after February 25, 2002.

(7) Includes 100,000 shares held by eCubator Corp (BVI), which is a holding company jointly owned and controlled by Mr. Bao and his wife; and options to acquire beneficial ownership of 137,500 shares that are currently exercisable or will become exercisable within 60 days after February 25, 2002.

(8) Includes 96,400 shares held by the Alan D. Bickell Family Trust and options to acquire beneficial ownership of 43,000 shares that are currently exercisable or will become exercisable within 60 days after February 25, 2002.

(9) Mr. Sun, a director of AsiaInfo, is a Managing Director of Warburg, Pincus & Co., which manages Warburg Pincus Ventures, L.P. and Warburg Pincus Ventures International L.P. Figure includes options to acquire beneficial ownership of 5,000 shares that are currently exercisable or will become exercisable within 60 days after February 25, 2002.

(10) Includes options to acquire beneficial ownership of 98,000 shares that are currently exercisable or will become exercisable within 60 days after February 25, 2002.

(11) Includes options to acquire beneficial ownership of 87,000 shares that are currently exercisable or will become exercisable within 60 days after February 25, 2002.

(12) Includes 34,090 shares held by Mr. Zhao's son, Christopher Zhao and options to acquire beneficial ownership of 387,500 shares that are currently exercisable or will become exercisable within 60 days after February 25, 2002.

(13) Includes 358,900 shares held by ten limited partnerships established by Mr. Lau for the benefit of various members of his extended family and options to acquire beneficial ownership of 5,000 shares that are currently exercisable or will become exercisable within 60 days after February 25, 2002.

(14) Mr. Keen, a director of AsiaInfo, is a partner of the ChinaVest Group and a director of ChinaVest Ltd. Figure includes options to acquire beneficial ownership of 5,000 shares that are currently exercisable or will become exercisable within 60 days after February 25, 2002.

(15) Includes 1,200,000 shares held by AIFF Associates LLC, a Delaware limited liability company of which Dr. Tian is a member; 234,760 shares held in the S.T. China 2000 Qualified Grantor Retained Annuity Trust for the benefit of Dr. Tian and his family; 234,760 shares held in the Q.K. 2000 Qualified Grantor Retained Annuity Trust for the benefit of Dr. Tian and his family; 4,000 shares held in a revocable trust for the benefit of Dr. Tian's daughter, Stephanie Tian; 751,225 shares held by Goldman Sachs as collateral for a forward contract; 512,240 shares held by Dr. Tian's wife, Qin Kong; 750,000 shares held by Morgan Stanley & Company as collateral for a forward contract; and options to acquire beneficial ownership of 1,460,000 shares that are currently exercisable or will become exercisable within 60 days after February 25, 2002.

(16) Includes options to acquire beneficial ownership of 36,550 shares that are currently exercisable or will become exercisable within 60 days after February 25, 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires AsiaInfo's executive officers and directors, and persons who own more than 10% of a registered class of AsiaInfo's equity securities, to file certain reports regarding ownership of, and transactions in, AsiaInfo's securities with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish AsiaInfo with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, AsiaInfo believes that for the year ended December 31, 2001, all reporting persons complied with Section 16(a) filing requirements, except that Mr. Ding was late in reporting a transaction that occurred in January 2001, and Mr. James Li, Vice President of Human Resources and Administration of AsiaInfo, was late in reporting a transaction that occurred in July 2001. Messrs. Chang Sun and Patrick Keen were also late in reporting transactions that occurred in January 2001 and were required to be reported by February 14, 2002.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals which are intended to be presented by such stockholders at AsiaInfo's 2003 Annual Meeting of stockholders must be received by the Secretary of AsiaInfo at the Company's principal executive offices no later than November 22, 2002, in order to be considered for inclusion in the proxy statement and form of proxy/voting instruction card relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. In order for a proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c), such proposal must be received prior to February 5, 2003.

                                 OTHER MATTERS

The Board knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

To the extent that this proxy statement is incorporated by reference into any other filing by AsiaInfo under the Securities Act or the Exchange Act, the sections of this proxy statement titled "Compensation Committee Report," "Audit Committee Report," (to the extent permitted by the rules of the SEC) and "Stock Price Performance" will not be deemed incorporated unless specifically provided otherwise in such filing.

                                          By Order of the Board of Directors

                                                   /s/ James Ding
                                          ------------------------------------
                                                       James Ding
                                              President and Chief Executive
                                                         Officer

March 22, 2002
Beijing, PRC

                              TO THE HOLDERS OF
                               COMMON STOCK OF
                            AsiaInfo Holdings, Inc.

     The Bank of New York, (the "transfer agent"), has received advice that the 2002 Annual Meeting of stockholders of AsiaInfo
     Holdings, Inc. (the "Annual Meeting") will be held at 4/th/ Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC, on April 23, 2002, at 2:00 p.m., local time, for the purposes set forth in the enclosed Notice of Meeting.

     The attached proxy is being solicited by the Board of Directors of AsiaInfo. If you are desirous of having the individuals named in the attached proxy card vote your common stock for or against the proposals or any of them, at the Annual Meeting, kindly execute and forward to the transfer agent the attached proxy. The enclosed postage paid envelope is provided for this purpose. This proxy should be executed in such manner as to show clearly whether you desire the individuals named in the attached proxy card to vote for or against the proposals or any of them, as the case may be. The proxy MUST be forwarded in sufficient time to reach the transfer agent before 4:00 p.m., New York time, Monday, April 22, 2002. Only the registered holders of record at the close of business on March 1, 2002 will be entitled to execute the proxy.

     Due to the limited amount of time available before the proxy deadline, the proxy can be faxed (with the original to follow by mail) to the transfer agent at +1(646) 638-7812.

     The Bank of New York.

     Date: March 22, 2002



                            AsiaInfo Holdings, Inc.

                              [LOGO OF ASIAINFO(TM)]
             2002 ANNUAL MEETING OF STOCKHOLDERS, APRIL 23, 2002.

     The undersigned stockholder(s) of AsiaInfo Holdings, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2002 Annual Meeting of stockholders and Proxy Statement, each dated March 22, 2002, and hereby appoint(s) Adams Lin, Ying Han and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of stockholders of AsiaInfo Holdings, Inc., to be held on April 23, 2002 at 2:00 p.m., local time, at 4/th/ Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This form of proxy must be signed by you or your attorney duly authorized in writing or, in the case of a corporation, must either be under its common seal or under the hand of an officer or attorney duly authorized.

In order to be valid, this form of proxy with the power of attorney or other authority, if any under which it is signed, must be deposited with the transfer agent no later than 4:00 p.m., New York time, on Monday, April 22, 2002 in order to be counted in the Annual Meeting on April 23, 2002. You may also vote your shares in person at the Annual Meeting. Due to the limited amount of time available before the proxy deadline, the completed proxy can be faxed (with the original to follow by mail) to the transfer agent, at +1(646) 638-7812.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

To change your address            If you have any comments
please mark this box    [_]       please mark this box.       [_]          ASIAINFO HOLDINGS, INC.
                                                                           P.O. BOX 11169
______________________________   ___________________________________       NEW YORK, N.Y. 10203-0169

______________________________   ___________________________________
(Continued and to be dated and signed on the reverse side.)

  ----------------    -----------------------------------------------------
                                VOTE BY TELEPHONE OR THE INTERNET

      AsiaInfo                    24 Hours a Day - 7 Days a Week
   Holdings, Inc.      Save your Company money - It's Fast and Convenient

                      -----------------------------------------------------
  ----------------

                              There are Three Ways to Vote Your Proxy

             TELEPHONE                                     INTERNET                                        MAIL
             ---------                                     --------                                        ----
          1-866-593-3363                        https://www.proxyvotenow.com/asi
  . Use any touch-tone telephone.              .  Go to the website address listed           .  Vote, sign and date your proxy
                                                  above.                                        card.
  . Have your Proxy Form in hand.       OR                                             OR
                                               .  Have your Proxy Form in hand.              .  Detach the card from the Proxy
  . Enter your Control Number located                                                           Form.
    in the box below.                          .  Enter your Control Number located
                                                  in the box below.                          .  Return the card in the postage-paid
  . Follow the simple recorded                                                                  envelope provided.
    instructions.                              .  Follow the simple instructions.

                                   Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

                                 -----------------------------------------------

                                               CONTROL NUMBER FOR
                                          TELEPHONE OR INTERNET VOTING
                                 -----------------------------------------------

  1-866-593-3363
  CALL TOLL-FREE TO VOTE

     DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

       PLEASE VOTE, DATE, SIGN,           [x]
 [_]   AND RETURN PROMPTLY IN
       THE RETURN ENVELOPE.       Votes must be indicated
                                  (x) in Black or Blue ink.

    1. Election of Director             THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.                   FOR   AGAINST  ABSTAIN
                                                          2. Proposal to ratify the appointment of Deloitte   [_]     [_]      [_]
       FOR        WITHHOLD                                   Touche Tohmatsu as AsiaInfo's independent
       ALL  [_]   FOR ALL    [_]    EXCEPTIONS  [_]          auditors for fiscal year 2002.


Nominee: 01-Edward S. Tian; 02-Chang Sun and 03-Michael Zhao
(INSTRUCTIONS: To withhold authority to vote for any nominee, mark the "Exceptions" box and write the nominee's name in the space provided below.)

*Exceptions _________________________________________________________

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion, provided that they will not vote in the election of directors for persons for whom authority to vote has been withheld.

    ----------------------------------------------------------------------------

        S C A N  L I N E

    ----------------------------------------------------------------------------

PLEASE SIGN exactly as your name appears at left. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.